EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ATN Capital E Participacoes Ltda

We hereby consent to the inclusion in this registration statement on Form SB-2 for ATN Capital E Participacoes Ltda of our report, dated December 1, 2006 (except for note A dated April 15, 2007) appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Meyler & Company, LLC

Meyler & Company, LLC
Middletown, NJ
April 24, 2007